UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2025

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On July 25, 2025, Invesco REIT Operating Partnership LP (the "Operating Partnership"), Invesco Real Estate Income Trust Inc. (the "Company"), as guarantor, the subsidiary guarantors party thereto, and Bank of America, N.A., as administrative agent (the "Administrative Agent") entered into the Sixth Amendment to the Revolving Credit Agreement (the "Sixth Amendment"), which amends the Revolving Credit Agreement dated January 22, 2021 (as amended, the "Revolving Credit Facility"). The Sixth Amendment, among other things, extends the term of the Company's $100 million Revolving Credit Facility to July 23, 2027, with an option for the Operating Partnership to extend the term to July 21, 2028, subject to certain conditions and payment of an extension fee. In addition, the Sixth Amendment increased the size of the accordion feature, providing that the Operating Partnership may request an increase to the Revolving Credit Facility commitment up to $250 million, subject to certain increase conditions specified in the Revolving Credit Facility documentation, and modified pricing such that any borrowings under the Revolving Credit Facility carry interest at a rate equal to SOFR plus an applicable margin that is based on our leverage ratio. The unused commitment fee was modified to be 0.25% if usage is less than 50.0% and 0.15% if usage is greater than or equal to 50.0% that accrues on the daily amount by which the aggregate commitments exceed the total outstanding balance of the Revolving Credit Facility. The Revolving Credit Facility continues to contain customary loan covenants and terms under which it may be accelerated.
The summary of the Sixth Amendment set forth above does not purport to be a complete summary of the terms thereof and is qualified in its entirety by the Sixth Amendment to the Revolving Credit Agreement, a copy of which is filed herewith and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events.
July 2025 Distributions
On July 31, 2025, the Company declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class T Common Stock	$0.1395	$0.0188	$0.1207
Class S Common Stock	$0.1395	$0.0189	$0.1206
Class D Common Stock	$0.1395	$0.0055	$0.1340
Class I Common Stock	$0.1395	$0.0000	$0.1395
Class E Common Stock	$0.1395	$0.0000	$0.1395
Class N Common Stock	$0.1395	$0.0000	$0.1395
Class S-PR Common Stock	$0.1395	$0.0000	$0.1395
Class K-PR Common Stock	$0.1395	$0.0000	$0.1395
The net distribution for each class of common stock is payable to stockholders of record immediately following the close of business on July 31, 2025 and will be paid on or about August 12, 2025. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Sixth Amendment to Revolving Credit Agreement, dated July 25, 2025, by and among Invesco REIT Operating Partnership LP, Invesco Real Estate Income Trust Inc., Bank of America, N.A. and the other parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: July 31, 2025